UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2024

Advanced Energy Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26966	84-0846841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1595 Wynkoop Street, Suite 800, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(970) 407-6626

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AEIS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On September 9, 2024, Advanced Energy Industries, Inc. (the “Company”) and material domestic subsidiaries of the Company acting as guarantors (the “Guarantors”) entered into Amendment No. 4 to the Credit Agreement (the “Amendment”), which amended its existing credit agreement, dated as of September 10, 2019 (as amended by Amendment No. 1, dated September 9, 2021, Amendment No. 2, dated March 31, 2023, and Amendment No. 3, dated September 7, 2023, the “Credit Agreement”), by and among the Company, the Guarantors, the banks and financial institutions listed as lenders in the Credit Agreement, and Bank of America, N.A., as administrative agent. Prior to giving effect to the Amendment, the Credit Agreement provided aggregate financing of $600.0 million, consisting of a $400.0 million senior unsecured term loan facility maturing on September 9, 2026 (the “Term Loan Facility”) and a $200.0 million senior unsecured revolving facility maturing on September 9, 2026 (the “Revolving Facility”).

The Amendment (a) increases the lenders’ commitment under the Revolving Facility by $400.0 million for a total of $600.0 million in aggregate, all of which is currently available, (b) adds Wells Fargo Bank, National Association as a lender, (c) refreshes the accordion feature allowing the Company to increase the size of the Term Loan Facility or the Revolving Facility by $250.0 million in the aggregate, subject to certain conditions, and (d) provides for other customary changes as more fully set forth in the Amendment. There are no changes to the interest rates, maturities, and covenants of the Credit Agreement, and except as set forth in the Amendment, all terms and conditions of the Credit Agreement remain in place.

Consistent with the Amendment, the Company concurrently prepaid in full the $345.0 million aggregate principal amount outstanding under the Term Loan Facility, including all accrued and unpaid interest thereon, using cash on hand. Following the prepayment, the only outstanding debt remaining on the Company’s consolidated balance sheet is the $575.0 million aggregate principal amount of 2.50% convertible senior notes due 2028. Further, the interest rate swap contracts which the Company previously entered into relative to the Term Loan Facility expired on September 10, 2024.

The Amendment and concurrent repayment of the Term Loan Facility leverage the Company’s available cash on hand to reduce net interest expense. In addition, the amended structure preserves the terms of the existing Credit Agreement, increases overall financing capacity and enables flexibility to fund growth, share repurchase and other corporate needs.

The foregoing descriptions of the Amendment and Credit Agreement are not complete and are qualified in their entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1

Amendment No. 4 to Credit Agreement, dated September 9, 2024, by and among Advanced Energy Industries, Inc., the guarantors party thereto, Bank of America, N.A. as the administrative agent, and the lenders party thereto (which includes the marked Credit Agreement as Exhibit A thereto).

104	The cover page from Advanced Energy Industries, Inc. Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Paul Oldham
Date: September 11, 2024	Paul Oldham
Executive Vice President and Chief Financial Officer